
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Butler
Manufacturing Company Consolidated Statements of Operation for the year ended
December 31, 1995, and Consolidated Balance Sheet as of December 31, 1995, and its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000015840
<NAME> BUTLER MANUFACTURING COMPANY
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                           7,253
<SECURITIES>                                         0
<RECEIVABLES>                                   91,157
<ALLOWANCES>                                         0
<INVENTORY>                                     51,168
<CURRENT-ASSETS>                               187,303
<PP&E>                                         206,421
<DEPRECIATION>                                 143,014
<TOTAL-ASSETS>                                 282,869
<CURRENT-LIABILITIES>                          126,132
<BONDS>                                         42,613<F1>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        12,623
<OTHER-SE>                                     119,395<F2>
<TOTAL-LIABILITY-AND-EQUITY>                   282,869
<SALES>                                        826,538
<TOTAL-REVENUES>                               825,173<F3>
<CGS>                                          675,671
<TOTAL-COSTS>                                  675,671
<OTHER-EXPENSES>                               103,093<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               4,100
<INCOME-PRETAX>                                 42,309
<INCOME-TAX>                                    18,877
<INCOME-CONTINUING>                             23,432
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    23,432
<EPS-PRIMARY>                                     3.07
<EPS-DILUTED>                                     3.07

<F1>Reflects long-term debt, less current maturities
<F2>Reflects other stockholders' equity before deduction of $29.7 million cost of treasury stock
<F3>Reflects net sales plus net international joint venture income less net other expense
<F4>Consists of selling, general, and administrative expense

